Exhibit 99.2

TRANSLATION:

MEMORANDUM OF UNDERSTANDING FOR COOPERATION IN CASTOR CULTIVATION

DATED : 8TH DECEMBER 2011

PARTY  A: Dato’ Stanley Wong Weng Kung, Prime Global Capital Group Incorporated (PGCG)

PARTY  B: MR WICHAI SAMPHANTHARAT   , Srira Cha Chief District Officer

In tandem with United Nation’s initiation in development of green energy, reduction of carbon Dioxide emission, lowering the frequency of natural disaster due to green house effect and promoting the economic development, increase of jobs and improving the income of the farmers, and in the spirit of mutual benefit, both parties agree in principle to jointly promote the cultivation of CASTOR, THE GREEN ENERGY CROPS.

It is mutually agreed as follow:

The Srira Cha province government will allocate 20 Rai (8 acres or 3.2 hectares) of land for Prime Global Capital Group Incorporated, a US NASDAQ OTCBB listed company, for trial planting of castor. Party B shall at its own expenses provide the required castors seeds, planting technique, and management modal for this 20 Rai of land and to permanently station at least 2 personnel at the said trial planting site.

Condition precedent   upon satisfaction of both Srira Cha province government and the farmers, both party further agreed to the following intend:

A.	State Government shall fully support and lead the farmers to participate in castor cultivation, to achieve planting area of 500,000 Rai in 5 years

B.	The first time participating farmers shall be provided with 1 kg of castor seeds free of charge.

C.	PGCG shall set up a Castor Bean collection center at the province to handle the purchasing collection and transportation of the harvested castor beans.

D.
When the cultivation area reached 4000 Rai, PGCG shall obtain the approval of the government to starts a castor processing plant, and shall expand the facilities in tandem with the increase in the cultivation area.

E.	The ultimate target is to achieve 500,000 Rai in 5 years with the support of the Government, and to install two Castor Processing Factory.

SIGNED BY PARTY A:…………………………………………….   Signed by Party B: ……………………………………….

DATO’ STANLEY WONG WENG KUNG

WITNESSED BY: …………………………………………………..    WITNESSED BY:…………………………………………

                            MR. LU CHUN LIN